UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2016

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238, x1

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As reported in a Current Report on Form 8-K dated September 30, 2016, Vystar Corporation (the “Company”) and NHS Holdings, LLC, the parent of Nature’s Home Solutions, LLC, a Massachusetts limited liability company (“NHS”), entered into a Distribution Agreement with respect to the distribution of finished parts and components of home furnishing goods, and other products manufactured with the Company’s patented Vytex®NRL process.

In connection with such Report, the Company filed the Distribution Agreement between the Company and NHS dated September 30, 2016 as Exhibit 10.1. The Company has just learned that such Exhibit contained an error by including a provision with respect to the right of the Company to terminate the Agreement if revenue generated pursuant to the Agreement did not reach a specified level by the end of 2018. This provision had been a discussion point between the parties, and ultimately, the parties determined that it was not necessary to have such provision in the Agreement, and therefore deleted it. The corrected final Agreement as executed is filed with this Current Report as Exhibit 10.1.

Item 9.01.

Financial Statements and Exhibits.

(d)		Exhibits

	10.1	Distribution Agreement dated September 30, 2016, between the Company and NHS (corrected).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

October 13, 2016

	By:	/s/ William R. Doyle
William R. Doyle
Chairman, President and
Chief Executive Officer